                         ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         ------------------------------

                                OCTOBER 25, 2000
                                ----------------
                Date of Report (Date of earliest event reported)


                           NETSOL INTERNATIONAL, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
                                     ------
                 (State or other jurisdiction of incorporation)


         333-28861                                       95-4627685
------------------------                    ---------------------------------
(Commission File Number)                    (IRS Employer Identification No.)


               24025 PARK SORRENTO, SUITE 220, CALABASAS, CA 91302
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                    (Address of principal executive offices)

         Registrants telephone number, including area code:   (818) 222-9195
                                                            -------------------

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ITEM 5.  OTHER EVENTS

On or about October 15, 2000, NetSol International, Inc. (the "Company") moved its headquarters to 24025 Park Sorrento, Suite 220, Calabasas, CA 92301. The new facilities, which will house NetSol eR and NetSol, are approximately 4,690 rentable square feet and the monthly rent for both NetSol eR and NetSol is $11,490.50 per month. The term of this new lease is for seven years. The new premises are 3890 square feet more than the previous headquarters which was not shared with NetSol eR. The Company made this move in an effort to increase its office space as more employees were added to the Company. In addition, with the launch of NetSol eR, Inc., sharing the office space with this subsidiary will reduce certain staffing and general offices expenses. Because the building is a new structure, there were various delays and the Company moved to the premises on October 15, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Exhibits.

       The following exhibits are filed with this Current Report, Form 8-K:

    Exhibit
    Number                          Exhibit Description
    ------     ----------------------------------------------------------------
    10.0       Lease Agreement dated July, 2000 between Kilroy Properties
               And NetSol International, Inc. and NetSol eR, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 25, 2000                       NetSol International, Inc.


                                               By:/s/ Najeeb Ghauri
                                                  ----------------------------
                                                      Najeeb Ghauri
                                               Its:  President